UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 19, 2017 (June 15, 2017)

Newgioco Group, Inc

(Exact name of Registrant as specified in its charter)

Delaware	0 - 50045	33-0823179
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices and Zip Code)

+39-391-306-4134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Newgioco Group, Inc. (the "Company"), held on June 15, 2017, the Company’s stockholders approved the three proposals listed below. The Company's stockholders also voted to fix the number of members on the Company's board of directors at seven (7) persons. The results for the votes regarding each proposal are set forth in the following tables. Each of these proposals is described in detail in the Company's Proxy Statement. The record date for this meeting was May 8, 2017.1.

To elect the following seven (7) members of the Board of Directors until the next annual meeting of stockholders, or until their successors are elected and qualified:

Name	Votes For	Votes Against	Abstentions	Broker NonVotes
Michele Ciavarella	28,823,021	0	0	0
Alessandro Marcelli	28,823,021	0	0	0
Luca Pasquini	28,823,021	0	0	0
Quirino Mancini	28,823,021	0	0	0
Stefano Giorgi	28,823,021	0	0	0
Kelly Ehler	28,823,021	0	0	0
Robert Stabile	28,823,021	0	0	0

2. To ratify the selection of Pitagora Revisione Srl. as independent auditors for the 2017 fiscal year and provide authorization of the Company's board of directors to fix the compensation for Pitagora Revisione, Srl.

Votes For	Votes Against	Abstentions	Broker NonVotes
28,823,021	0	0	0

3. To consider and act upon an Advisory Resolution on Executive Compensation;

Votes For	Votes Against	Abstentions	Broker NonVotes
28,823,021	0	0	0

4. To consider and act upon an Advisory Resolution to standardize the frequency of stockholder advisory votes on our named executive officer compensation agreements to once per year.

Votes For	Votes Against	Abstentions	Broker NonVotes
28,823,021	0	0	0

Item 7.01. Regulation FD Disclosure.

The slide information presented at the Annual Meeting of Shareholders on June 15, 2017 are furnished as exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Statement by Michele Ciavarella delivered at the Annual Meeting of Shareholders on June 15, 2017.
99.2	Slides presented at the Annual Meeting of Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: June 19, 2017.	Newgioco Group, Inc.

Per: /s/ MICHELE CIAVARELLA, B.SC
MICHELE CIAVARELLA
Chairman of the Board
Chief Executive Officer